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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements of Eltrax Systems, Inc. on Forms S-3 (No. 333-53965, 333-51003 and 333-37013) and Forms S-8 (No. 333-92337, 333-85107, 333-80501 and 333-26015) of
our report dated March 26, 1999, on our audits of the consolidated financial statements of Sulcus Hospitality Technologies, Corp. as of December 31, 1998, and for each year in the two year period ended December 31, 1998, which report is included in this Form 10-K.


Crowe, Chizek and Company LLP

Columbus, Ohio
March 27, 2000